Exhibit 99.1

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of $1,250,000,000 aggregate principal amount of 4.625% Senior Notes due 2020, registered pursuant to Registration Statement on Form S-3 (Registration No. 333-183959) filed on September 18, 2012, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$143,250
Accounting Fees and Expenses	120,000
Printing Expenses	40,000
Legal Fees and Expenses	400,000
Blue Sky Fees and Expenses	5,000
Miscellaneous Expenses	5,000
Total	$713,250